FOR IMMEDIATE RELEASE

Wingstop Inc. Reports Fiscal Third Quarter 2018 Financial Results

Dallas, October 29, 2018 - (GLOBE NEWSWIRE) - Wingstop Inc. (NASDAQ: WING) today announced fiscal third quarter financial results for the period ended September 29, 2018.

Highlights for the Fiscal Third Quarter 2018 compared to the Fiscal Third Quarter 2017*:

▪	System-wide sales increased 15.1% to $315.3 million

▪	System-wide restaurant count increased 11.7% to 1,215 global locations

▪	System-wide domestic same store sales increased 6.3%

▪	Total revenue increased 15.5% to $38.2 million

▪	Net income increased 33.8% to $6.3 million, or $0.21 per diluted share, compared to $4.7 million, or $0.16 per diluted share

▪	Adjusted EBITDA**, a non-GAAP measure, increased 23.3% to $12.2 million

* In the first quarter of 2018, the Company adopted Accounting Standards Update No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606), which changed the timing of recognition of initial franchise fees, development fees, territory fees for our international business, and renewal and transfer fees, as well as the reporting of advertising fund contributions and related expenditures. See the “Adoption of New Accounting Guidance” section below for additional information. Amounts presented for the thirteen weeks ended September 30, 2017 have been adjusted to reflect the adoption of ASU 2014-09.

** Adjusted EBITDA is a non-GAAP measure. A reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP is set forth in a schedule accompanying this release. See “Non-GAAP Financial Measures.”

Chairman and Chief Executive Officer Charlie Morrison stated, “We drove exceptional results during the third quarter through top line momentum and strong operating leverage, which led to adjusted EBITDA and EPS growth of 23% and 31%, respectively. Our performance is a testament to the continued focus and execution on our four key, long-term growth strategies: national advertising, digital expansion, national delivery roll out, and continued global unit expansion. These four growth strategies sustain and reinforce our ‘category of one’ positioning, and we believe will ultimately enable us to become a top 10 global restaurant brand.”

Key Operating Metrics for the Fiscal Third Quarter 2018 Compared to the Fiscal Third Quarter 2017

	Thirteen Weeks Ended
	September 29, 2018	September 30, 2017
Number of system-wide restaurants open at end of period	1,215	1,088
Number of domestic franchise restaurants open at end of period	1,059	971
Number of international franchise restaurants open at end of period	130	94
System-wide sales (in thousands)	$315,312	$274,021
System-wide domestic same store sales growth	6.3%	4.1%
Net income (in thousands)	$6,293	$4,704
Adjusted EBITDA (in thousands)	$12,246	$9,930

Fiscal Third Quarter 2018 Financial Results

Total revenue for the fiscal third quarter 2018 increased 15.5% to $38.2 million from $33.1 million in the fiscal third quarter last year.

▪
Royalty revenue, franchise fees and other increased $1.9 million to $17.8 million from $15.9 million in the fiscal third quarter last year. The increase is due to 124 net franchise restaurant openings since September 30, 2017 and domestic same store sales growth of 6.3%.

▪
Advertising fees and related income increased $1.0 million to $8.6 million from $7.6 million in the fiscal third quarter last year. Advertising fees increased primarily due to the increase in system-wide sales in the thirteen weeks ended September 29, 2018 compared to the prior year fiscal third quarter.

▪
Company-owned restaurant sales increased $2.2 million to $11.8 million from $9.7 million in the fiscal third quarter last year. The increase was primarily due to the acquisition of three franchised restaurants since the prior year comparable period resulting in additional sales of $1.5 million in the current fiscal third quarter. The remaining increase was due to company-owned domestic same store sales growth of 5.0%, which was driven by both an increase in transactions and an increase in average transaction size.

Cost of sales increased to $8.0 million from $7.8 million in the fiscal third quarter last year. As a percentage of company-owned restaurant sales, cost of sales decreased to 67.9% from 80.9%. The decrease was driven primarily by a 29.8% decrease in the cost of bone-in chicken wings as compared to the prior year period, as well as our ability to leverage costs due to the 5.0% increase in company-owned restaurant same store sales.

Advertising expenses increased $0.8 million to $8.4 million from $7.7 million in the fiscal third quarter last year. Under the new accounting guidance, advertising expenses are recognized at the same time the related revenue is recognized, which does not necessarily correlate to the actual timing of the advertising spend.

Selling, general & administrative expenses (“SG&A”) increased 27.6% to $10.3 million compared to $8.1 million in the fiscal third quarter last year. The increase in SG&A expense was primarily due to an increase in payroll and benefit expenses related to planned headcount additions.

Net income increased 33.8% to $6.3 million, or $0.21 per diluted share, compared to net income of $4.7 million, or $0.16 per diluted share, in the fiscal third quarter last year.

Adoption of New Accounting Guidance
The Company adopted ASU 2014-09 in the first quarter of 2018, using the full retrospective transition method, which resulted in adjusting each prior reporting period presented and recording a cumulative effect adjustment as of the first day of 2016. The adoption changed the timing of recognition of initial franchise fees, development fees, territory fees for our international business, and renewal and transfer fees, as well as the reporting of advertising fund contributions and related expenditures. Additional information regarding the Company's adoption of the new revenue recognition guidance and the impact to historical financial results is contained in Exhibit 99.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2018.

Restaurant Development
As of September 29, 2018, there were 1,215 Wingstop restaurants system-wide. This included 1,085 restaurants in the United States, of which 1,059 were franchised restaurants and 26 were company-owned. Our international presence consisted of 130 franchised restaurants across nine countries. During the fiscal third quarter 2018, there were 27 net system-wide Wingstop restaurants opened, including 8 international franchised locations.

Quarterly Dividend
In recognition of the Company’s strong cash flow generation, confidence in the business, and commitment to returning value to stockholders, our Board of Directors has authorized and declared a quarterly dividend of $0.09 per share of common stock, totaling approximately $2.6 million. This dividend will be paid on December 18, 2018 to stockholders of record as of December 4, 2018.

Refinancing
Subsequent to the fiscal third quarter of 2018, the Company announced its intention to complete a refinancing transaction. The Company intends to issue approximately $300 million of new, fixed rate notes and use the proceeds to retire all of the Company’s existing debt, to pay transaction costs associated with the refinancing, and for general corporate purposes. The Company also expects to enter into a new $25 million variable funding note facility and anticipates that the refinancing transaction will close during the fiscal fourth quarter of 2018.

Financial Outlook
The Company remains confident in its long-term guidance of low single digit domestic same store sales and 10%+ system-wide unit growth. Based on the Company’s year to date performance for the first 39 weeks of 2018 and the momentum in the business, we expect fiscal year 2018 results to exceed our long term targets. Additionally, for the fiscal year ending December 29, 2018, the Company is updating fully diluted Adjusted earnings per share to approximately $0.85, an increase from $0.80 previously.

A reconciliation of diluted earnings per share to Adjusted diluted earnings per share is provided below, which reflects 29.6 million diluted shares outstanding. This estimate is comparable to fully diluted Adjusted earnings per share of $0.69 for fiscal year 2017, which has been restated to reflect the new revenue recognition standards. Fiscal year 2017 included a benefit of $0.08 to Adjusted earnings per share associated with excess tax benefits for stock options exercised. The Company’s 2018 guidance includes a benefit of $0.06 to Adjusted earnings per share due to excess tax benefits realized in the first three quarters of fiscal year 2018.

Fiscal Year Ended
December 29, 2018
Diluted earnings per share	$0.81
Adjustments:
Transaction costs (a)	0.05
Tax impact of adjustments (b)	(0.01)
Adjusted diluted earnings per share	$0.85

(a) Represents costs and expenses related to the refinancing of our credit agreement
(b) Tax impact of adjustment calculated at a 25% effective tax rate

The following definitions apply to these terms as used in this release:

Same store sales reflects the change in year-over-year sales for the comparable restaurant base. We define the comparable restaurant base to include those restaurants open for at least 52 full weeks. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.

System-wide sales represents net sales for all of our company-owned and franchised restaurants, as reported by franchisees.

Adjusted EBITDA is defined as net income before interest expense, net, income tax expense, and depreciation and amortization (EBITDA) further adjusted for transaction costs, gains and losses on the disposal of assets, and stock-based compensation expense. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

Conference Call and Webcast

Chairman and Chief Executive Officer, Charlie Morrison, and Chief Financial Officer, Michael Skipworth, will host a conference call today to discuss the fiscal third quarter 2018 financial results at 4:30 PM Eastern Time.

The conference call can be accessed live by dialing 201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 412-317-6671; the passcode is 13683166. The replay will be available through Monday, November 5, 2018.

The conference call will also be webcast live and later archived on the investor relations section of Wingstop’s corporate website at ir.wingstop.com under the ‘News & Events’ section.

About Wingstop

Wingstop Inc. (NASDAQ:WING) was founded in 1994 and is headquartered in Dallas, Texas. As of September 29, 2018, Wingstop operated and franchised more than 1,200 restaurants across the United States and nine other countries around the world. The Wing Experts’ menu features classic and boneless wings with 11 bold, distinctive flavors including Original Hot, Cajun, Atomic, Mild, Spicy Korean Q, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, and Mango Habanero. Wingstop’s wings are always cooked to order, hand-sauced and tossed and served with our fresh-cut, seasoned fries and made-from-scratch Ranch and Bleu Cheese dips. The Company has grown its domestic same store sales for 14 consecutive years, has been ranked #3 on the “Top 100 Fastest Growing Restaurant Chains” by Nation’s Restaurant News (2016), was ranked #7 on the “Top 40 Fast Casual Chains” by Restaurant Business (2016), and was named “Best Franchise Deal in North America” by QSR magazine (2014). For more information visit www.wingstop.com or www.wingstopfranchise.com. Follow us on facebook.com/Wingstop and Twitter @Wingstop.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. By providing non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “target,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “will,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements in this news release include our fiscal year 2018 outlook for new restaurant openings, domestic same store sales growth, SG&A expenses, net income, EBTIDA, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share and our diluted share count, as well as our anticipated potential domestic restaurant expansion opportunity, positioning to make progress towards domestic restaurant potential, progress toward our goal of becoming a top 10 global restaurant brand, and the timing of the completion of our planned refinancing transaction.

Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our Form 10-K for the year ended December 30, 2017, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

Any forward-looking statement made by Wingstop Inc. in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Contact
Brian Bell
972-707-3956
bbell@wingstop.com

Investor Contact
Raphael Gross
203-682-8253
raphael.gross@icrinc.com

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	September 29, 2018	December 30, 2017
	(Unaudited)	(As adjusted)*
Assets
Current assets
Cash and cash equivalents	$3,023	$4,063
Accounts receivable, net	3,918	4,567
Prepaid expenses and other current assets	3,313	4,334
Advertising fund assets, restricted	7,484	2,944
Total current assets	17,738	15,908
Property and equipment, net	7,363	5,826
Goodwill	49,655	46,557
Trademarks	32,700	32,700
Customer relationships, net	14,566	15,567
Other non-current assets	5,814	3,278
Total assets	$127,836	$119,836
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$2,133	$1,752
Other current liabilities	10,107	10,929
Current portion of debt	3,750	3,500
Advertising fund liabilities	7,484	2,944
Total current liabilities	23,474	19,125
Long-term debt, net	211,100	129,841
Deferred revenues, net of current	21,866	21,226
Deferred income tax liabilities, net	5,642	5,920
Other non-current liabilities	2,013	2,142
Total liabilities	264,095	178,254
Commitments and contingencies
Stockholders' deficit
Common stock, $0.01 par value; 100,000,000 shares authorized; 29,296,047 and 29,092,669 shares issued and outstanding as of September 29, 2018 and December 30, 2017, respectively	293	291
Additional paid-in-capital	100	262
Accumulated deficit	(136,652)	(58,971)
Total stockholders' deficit	(136,259)	(58,418)
Total liabilities and stockholders' deficit	$127,836	$119,836
* Adjusted to reflect the adoption of ASU 2014-09.

WINGSTOP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Thirteen Weeks Ended
	September 29, 2018	September 30, 2017
		(As adjusted)*

Revenue:
Royalty revenue, franchise fees and other	$17,787	$15,872
Advertising fees and related income	8,614	7,579
Company-owned restaurant sales	11,845	9,672
Total revenue	38,246	33,123
Costs and expenses:
Cost of sales (1)	8,040	7,823
Advertising expenses	8,431	7,665
Selling, general and administrative	10,285	8,058
Depreciation and amortization	1,134	881
Total costs and expenses	27,890	24,427
Operating income	10,356	8,696
Interest expense, net	2,545	1,302
Income before income tax expense	7,811	7,394
Income tax expense	1,518	2,690
Net income	$6,293	$4,704

Earnings per share
Basic	$0.21	$0.16
Diluted	$0.21	$0.16

Weighted average shares outstanding
Basic	29,284	29,081
Diluted	29,584	29,384

Dividends per share	$0.09	$0.07

(1) Cost of sales excludes depreciation and amortization, which are presented separately, and includes advertising expenses incurred at company-owned restaurants.

* Adjusted to reflect the adoption of ASU 2014-09.

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Cost of Sales Margin Analysis
(amounts in thousands)

	Thirteen Weeks Ended
	September 29, 2018	As a % of company-owned restaurant sales	September 30, 2017	As a % of company-owned restaurant sales
Cost of sales:
Food, beverage and packaging costs	$3,926	33.1%	$4,136	42.8%
Labor costs	2,621	22.1%	2,295	23.7%
Other restaurant operating expenses	1,795	15.2%	1,634	16.9%
Vendor rebates	(302)	(2.5)%	(242)	(2.5)%
Total cost of sales	$8,040	67.9%	$7,823	80.9%

WINGSTOP INC. AND SUBSIDIARIES
Unaudited Supplemental Information
Restaurant Count

	Thirteen Weeks Ended
	September 29, 2018	September 30, 2017
Domestic Franchised Activity:
Beginning of period	1,040	946
Openings	21	28
Closures	(2)	(1)
Acquired by Company	—	(2)
Restaurants end of period	1,059	971

Domestic Company-Owned Activity:
Beginning of period	26	21
Openings	—	—
Closures	—	—
Acquired from franchisees	—	2
Restaurants end of period	26	23

Total Domestic Restaurants	1,085	994

International Franchised Activity:
Beginning of period	122	89
Openings	8	5
Closures	—	—
Restaurants end of period	130	94

Total System-wide Restaurants	1,215	1,088

WINGSTOP INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(Unaudited)
(amounts in thousands)

	Thirteen Weeks Ended
	September 29, 2018	September 30, 2017
		(As adjusted)*
Net income	$6,293	$4,704
Interest expense, net	2,545	1,302
Income tax expense	1,518	2,690
Depreciation and amortization	1,134	881
EBITDA	$11,490	$9,577
Additional adjustments:
Stock-based compensation expense (a)	756	353
Adjusted EBITDA	$12,246	$9,930

(a)	Includes non-cash, stock-based compensation.

* Adjusted to reflect the adoption of ASU 2014-09